EXHIBIT 10.1

                           JOINT FILING AGREEMENT

      THIS JOINT FILING AGREEMENT (this "Agreement") is entered into as of the ___ day of June, 1998, by and among GREYSTONES, INC., a Maine corporation ("Greystones") and ALEX T. CECIL.

      The undersigned hereby agree that the Statement on Amendment No. 1 to
Schedule 13D (the "Statement") relating to Travel Services International, Inc., a Delaware corporation, and all subsequent amendments thereto, pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, shall be filed together, pursuant to Rule 13d-1(f)(1), by Greystones. Each party hereto affirms that it is eligible to use Schedule 13D with respect to Amendment No. 1 to
Schedule 13D, and that such filing is being made in a timely fashion. Furthermore, each party hereto agrees to inform Greystones of any change which could create an obligation to amend this Schedule 13D.

      The undersigned hereby acknowledge that each person on whose behalf the Statement is filed is responsible for the timely filing of such Statement and any further amendments thereto, and for the completeness and accuracy of the information contained therein; and that such person is not responsible for the completeness or accuracy of the information concerning the other persons making the filing, unless such person knows or has reason to believe that such information is inaccurate.

      This Agreement may be executed in one or more counterparts by each of the undersigned, each of which taken together shall constitute one and the same instrument.

                                       GREYSTONES, INC.,
                                       A MAINE CORPORATION


                                       By:/s/ Alex T. Cecil
                                           Alex T. Cecil
                                           President

                                          /s/ Alex T. Cecil
                                           ALEX T. CECIL